UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2014

FRANKLIN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-35085	27-4132729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 Cox Road, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 967-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    A special meeting of stockholders of Franklin Financial Corporation (the “Company”) was held on December 3, 2014.

(b)    The final vote results for each of the matters submitted to a vote of stockholders at the special meeting are as follows:

1.	The approval of the Agreement and Plan of Reorganization, dated as of July 14, 2014, by and among TowneBank, the Company and Franklin Federal Savings Bank (the “Bank”), including the related Plan of Merger, pursuant to which the Company and the Bank will each merge with and into TowneBank.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Number of Votes Cast	9,231,868	102,414	21,385	-0-
Percentage of Votes Eligible to be Cast	78.39%	0.87%	0.18%	-0-

2.	The approval of an amendment to the Company’s Articles of Incorporation.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Number of Votes Cast	9,226,443	105,214	24,010	-0-
Percentage of Votes Eligible to be Cast	78.34%	0.89%	0.20%	-0-

3.	The approval of a non-binding resolution regarding certain compensation that may become payable to the Company’s named executive officers in connection with the merger.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Number of Number of Votes Cast	8,666,877	649,585	39,205	-0-
Percentage of Votes Cast in Person or by Proxy	93.03%	6.97%	N/A	-0-

(c)    Not applicable.

(d)    Not applicable.

Item 8.01	Other Events.

On December 4, 2014, TowneBank and the Company issued a joint press release announcing the results of the Company’s special meeting of stockholders described in Item 5.07 of this Form 8-K and TowneBank’s special meeting of stockholders, each held on December 3, 2014. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued jointly by TowneBank and Franklin Financial Corporation on December 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

Date: December 4, 2014	By: /s/ Richard T. Wheeler, Jr.
Richard T. Wheeler, Jr.
Chairman, President and
Chief Executive Officer